UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 13, 2009

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.            Other Events.

On March 25, 2009, the United States District Court for the District of Utah, Central Division (the “Court”) granted preliminary approval of a Stipulation of Settlement entered into by and among (i) the derivative plaintiffs in In re NPS Pharmaceuticals, Inc. Derivative Litigation, United States District Court for the District of Utah (Central Division), Case No. 2:07-cv-00611-DAK (the “Federal Action”), and Deane v. Tombros, et al., Third Judicial District, Salt Lake County, Utah, Case No. 060913838 MI (the “State Action,” together with the Federal Action, the “Actions”); (ii) certain current and former officers and directors of NPS Pharmaceuticals, Inc. (the “Company”) who are named defendants in one or more of the Actions; and (iii) the Company, the nominal defendant in the Actions. The proposed settlement of the Actions, as set forth in the Stipulation of Settlement, was previously disclosed in the Company’s Form 10-K for the year ended December 31, 2008, filed with the U.S. Securities and Exchange Commission on March 16, 2009.

The proposed settlement is subject to final Court approval. The Court has set a final settlement hearing for May 13, 2009 at 3:00 p.m. to determine (i) whether the dismissal of the Actions pursuant to the proposed settlement should be approved by the Court, (ii) whether a final judgment should be entered in the Actions, (iii) whether the application of plaintiffs’ counsel for an award of attorneys’ fees and reimbursement of expenses should be granted, and (iv) such other matters as may be necessary or proper in the circumstances.  The Company is required to provide a detailed notice to shareholders of the terms of the proposed settlement and the rights of shareholders with respect to the proposed settlement. The required notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.            Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Notice of Proposed Settlement of Derivative Actions, Hearing Thereon and Right to Appear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2009	NPS PHARMACEUTICALS, INC.

	By:	/s/ ANDREW RACKEAR
Andrew Rackear Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Proposed Settlement of Derivative Actions, Hearing Thereon and Right to Appear.